EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement and related prospectus on Form S-1 of our report, dated November 21, 1997 (except for Note 3, as to which the date is November 26, 1997) relating to the consolidated financial statements of Alatec Products, Inc. as of December 31, 1996 and for the year then ended. We also consent to the reference to our Firm under the caption "Experts" appearing in the prospectus.

                                               /s/ McGLADREY & PULLEN, LLP
                                                   ---------------------------
                                                   McGLADREY & PULLEN, LLP
Pasadena, California
April 8, 1998